EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100184 of PNM Resources, Inc. on Form S-8 of our report dated September 25, 2006 appearing in this Annual Report on Form 11-K of the PNM Resources, Inc. Employee Stock Purchase Plan for the year ended June 30, 2006.

/S/ DELOITTE & TOUCHE LLP

Dallas, Texas
September 28, 2006

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